Exhibit 10.1

FIRST AMENDING AGREEMENT

TO THE PROTECTIVE PRODUCTS OF AMERICA, INC.

FORBEARANCE AGREEMENT

DATED AS OF JANUARY 30, 2009

THIS FIRST AMENDING AGREEMENT is made effective as of June 30, 2009,

BETWEEN:

PROTECTIVE PRODUCTS OF AMERICA, INC.
(the "Borrower")

- and -

CANADIAN IMPERIAL BANK OF COMMERCE
("CIBC", in its capacity as Agent and Lender)

PREAMBLE:

A.

Pursuant to a Forbearance Agreement dated as of January 30, 2009 between the Borrower and CIBC (the "Forbearance Agreement"), CIBC agreed to forbear from exercising any of its "Remedies" (as defined in the Forbearance Agreement) under the credit agreement dated as of September 21, 2004, as amended, between the Borrower (formerly Ceramic Protection Corporation) and CIBC and as amended and restated pursuant to an amended and restated credit agreement dated as of January 30, 2009, as the same may be further amended, supplemented, restated, replaced or otherwise modified from time to time, collectively, the "Credit Agreement") until the earlier of (i) June 30, 2009 and (ii) the occurrence of a "Termination Event" (as defined in the Forbearance Agreement).

B.

CIBC has agreed to, inter alia, extend the "Forbearance Period" (as defined in the Forbearance Agreement) and to provide a Temporary Bulge (as hereinafter defined) to the Revolving Loan on the terms and conditions provided for herein and the parties have agreed to amend the Forbearance Agreement on the terms and conditions herein provided.

AGREEMENT:

In consideration of the premises, the covenants and the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged between the parties, the parties hereto agree as follows:

1.

Definitions.  Capitalized terms used in this First Amending Agreement will, unless otherwise defined herein, have the meanings attributed to such terms in the Credit Agreement.

2.

Acknowledgements and Confirmations.  The Borrower on behalf of itself and each Material Subsidiary hereby acknowledges, agrees and confirms to CIBC as follows:

(i)

As of June 25, 2009, the Borrower is indebted to CIBC under the Credit Agreement in the principal amount of U.S. $5,867,714.48, together with any accrued and unpaid interest thereon, plus all fees, service charges, legal fees and expenses and other costs, and the Borrower affirms its absolute and unconditional obligation and promise to repay the "Obligations" (as defined in the Forbearance Agreement) to CIBC in accordance with the terms of the Credit Agreement and the Forbearance Agreement, as amended hereby;

(ii)

The "Existing Defaults" (as defined in the Forbearance Agreement, as amended hereby) have occurred and are continuing under the Credit Agreement, and, subject to the terms and conditions of this Forbearance Agreement, as amended hereby, CIBC is entitled to immediately exercise its Remedies;

(iii)

All existing Security given to CIBC (including the additional security Documents delivered pursuant to Section 7 of the Forbearance Agreement) is binding upon the Borrower and the Material Subsidiaries, and are valid and enforceable according to its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar statutes affecting the enforcement of creditors' rights generally and by general principles of equity;

(iv)

Subject to the Forbearance Agreement, as amended hereby, CIBC has the right to terminate any further obligation to make Advances under the Credit Agreement and demand immediate repayment of the Obligations and CIBC has no obligation to make any further Advances under the Credit Agreement; and

(v)

All obligations of the Borrower and each Material Subsidiary under the Forbearance Agreement, as amended by this First Amending Agreement, including, without limitation, the obligations of the Borrower with respect to the Temporary Bulge of the Revolving Loan established hereunder, are secured by the Security and guaranteed under the guarantees previously delivered by each Material Subsidiary.

3.

Credit Agreement Temporary Bulge.  Subject to the terms and conditions of this First Amending Agreement, CIBC hereby agrees to provide to the Borrower an Advance under the Revolving Loan in the form of a temporary increase to the Revolving Loan by way of a one-time draw down in the maximum amount of U.S. $650,000 (the "Temporary Bulge").  The Temporary Bulge is deemed to form part of the Revolving Loan and shall bear interest at the rates set forth in the Credit Agreement for U.S. Base Rate Loans.  Notwithstanding anything to the contrary in the Credit Agreement, any prepayment or repayment by the Borrower of any amount outstanding under the Credit Agreement shall be to first repay principal outstanding under the Temporary Bulge.  CIBC shall not be obligated to re-advance any amounts of the Temporary Bulge that have been repaid. The Temporary Bulge will be made available to the Borrower by one-time drawdown of the Revolving Loan provided a notice of borrowing, in form and substance satisfactory to CIBC (including a Notice of Borrowing with such amendments satisfactory to CIBC), is received from the Borrower by CIBC in accordance with the terms and conditions of the Credit Agreement.

4.

Amendments.  Subject to completion of the deliveries set out in Section 6 below, the Forbearance Agreement is amended as follows:

(a)

The reference to "June 30, 2009" in Section 3(a)(i) of the Forbearance Agreement is hereby deleted and replaced with "October 31, 2009";

(b)

Clause (ii) of Section 3(b) of the Forbearance Agreement is hereby amended by deleting the reference to "Section 10.2(a) or (b) of the Credit Agreement as of the fiscal quarter ending March 31, 2009 and June 30, 2009" and replace such reference with "Sections 10.2(a) or (b) of the Credit Agreement as of the fiscal quarters ending March 31, 2009, June 30, 2009 and September 30, 2009";

(c)

Section 4(b) of the Forbearance Agreement is hereby amended to add the following parenthetical to the end of such section:

"(other than the failure of the Borrower or any Material Subsidiary to comply with Section 7(g) hereof; provided that such failure of the Borrower or any Material Subsidiary to comply with Section 7(g) shall only be until the earlier of (i) the occurrence of any other Termination Event, and (ii) expiry of the Forbearance Period)";

(d)

The last sentence of  Section 4(c) of the Forbearance Agreement is hereby deleted in its entirety;

(e)

Section 7(b) of the Forbearance Agreement is hereby deleted in its entirety and replaced with the following:

"(b)

on Borrower's receipt of its income tax refund for the year ended December 31, 2006 from the United States Department of Treasury in connection with the Borrower's 2006 form 1120X filings (the "2006 Income Tax Refund"):

(i)

within five Business Days, the Borrower shall (A) provide to CIBC a Borrowing Base Certificate, (B) pay the Amendment Fee, and (C) permanently repay (I) the Temporary Bulge and (II) the difference between the amount by which the Aggregate Principal Amount exceeds the Borrowing Base; and

(ii)

within ten Business Days, the Borrower shall (A) deliver updated Cash Projections to CIBC, and (B) repay to CIBC an amount equal to (I) (x) the aggregate amount of the 2006 Income Tax Refund minus (y) the amount paid to CIBC pursuant to Section 7(b)(i), (II) multiplied by 0.5, unless the Borrower and CIBC mutually agree to such other proportion of the remainder of the 2006 Income Tax Refund to be owing to CIBC.

(f)

The reference to "June 30, 2009" in Section 7(c) of the Forbearance Agreement is hereby deleted and replaced with "October 31, 2009";

(g)

Section 7(h) of the Forbearance Agreement is hereby amended by adding "or interest" immediately after the word "principal" in the second line thereof;

(h)

Section 7(i) of the Forbearance Agreement is hereby amended by (i) deleting the reference to "March 31, 2009" and replacing it with "July 15, 2009" and (ii) deleting the reference to "the Projections for the Borrower and each Material Subsidiary provided to CIBC in November, 2008";

(i)

Section 7(k) of the Forbearance Agreement is hereby amended by deleting the reference to "April 30, 2009" and replacing it with "September 30, 2009";

(j)

Section 7(n) of the Forbearance Agreement is hereby amended by deleting the reference to "." and replacing it with "; and";

(k)

A Section 7(o) is hereby added to the Forbearance Agreement as follows:

"(o) the Borrower shall, every Friday before 4:00 p.m. EST, deliver to CIBC by facsimile or other electronic transmission setting a detailed list of the cash on deposit as of such day in each account at each financial institution at which the Borrower and each Material Subsidiary has deposit accounts, including, without limitation:

(i)

Protective Products International Corp.'s cash on deposit in account no. 2710003307 established at Northern Trust, NA;

(ii)

CPC Holdings Corporation of America's cash on deposit in account no. 1284042454 established at Northern Trust, NA; and

(iii)

each additional bank account of the Borrower or any Material Subsidiary that may be opened or established from time to time.

(l)

Schedule "A" to the Forbearance Agreement is hereby deleted and replaced with the attached as Schedule "A" hereto; and

(m)

Schedule "B" to the Forbearance Agreement is hereby deleted and replaced with the projections attached as Schedule "B" hereto.

5.

First Amending Agreement Fee.  The Borrower shall pay to CIBC a first amending agreement fee of U.S. $50,000.00 (the "Amendment Fee"), which shall be fully earned on the execution and delivery of this First Amending Agreement and paid to CIBC on the earlier of: (i) 5 Business Days after receipt by the Borrower of the 2006 Income Tax Refund; and (ii) October 31, 2009.  The Amendment Fee shall constitute Indebtedness of the Borrower under the Credit Agreement.

6.

Deliveries by the Borrower.  The Borrower shall deliver or cause to be delivered to CIBC the following items, and this First Amending Agreement will only become effective upon the receipt thereof by CIBC:

(a)

a fully executed copy of this First Amending Agreement;

(b)

a Compliance Certificate dated as of the date hereof;

(c)

a Borrowing Base Certificate dated as of the date hereof;

(d)

all invoiced amounts payable pursuant to Section 7(f) of the Forbearance Agreement, as amended by this First Amending Agreement; and

(e)

such other documents as CIBC may reasonably request.

7.

Representations and Warranties.  The Borrower and each of the Material Subsidiaries represents and warrants to CIBC as follows:

(a)

The Borrower and each Material Subsidiary has the power and authority and all government licenses, authorizations, consents, registrations and approvals required to own its assets, to conduct the business in which it is engaged and to enter into and perform its obligations under the Forbearance Agreement, as amended hereby, the Credit Agreement and the Documents;

(b)

This First Amending Agreement has been duly authorized, executed and delivered by the Borrower and each Material Subsidiary and does not contravene any law, rule or regulation applicable to the Borrower or any Material Subsidiary or any of its charter documents, by-laws or other governing document or any indenture, agreement or undertaking to which the Borrower or any Material Subsidiary is a party;

(c)

The obligations of the Borrower and each Material Subsidiary under the Forbearance Agreement, as amended hereby, the Credit Agreement and the Documents constitute legal, valid and binding obligations of the Borrower and such Material Subsidiary enforceable in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar statutes affecting the enforcement of creditors' rights generally and by general principles of equity;

(d)

There is no matter, fact or event which is known to the Borrower or any Material Subsidiary which has not been disclosed to CIBC which is likely to have a Material Adverse Effect;

(e)

Any amount described in Section 7(f) of the Forbearance Agreement, as amended hereby, owing by the Borrower or any Material Subsidiary has been paid in full or is current and in good standing;

(f)

The Projections and the Cash Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower and, as of the delivery of each Compliance Certificate, reflect the Borrower's good faith and reasonable estimates of its future financial performance, including future projections of Excess Cash Flow, and of the other information projected therein for the period set forth therein;

(g)

The accounts listed in Section 7(o)(i) and (ii) of the Forbearance Agreement, as amended by this First Amending Agreement, are the only accounts which are established by the Borrower or any Material Subsidiary. The Borrower and each Material Subsidiary have not taken or are not contemplating taking any actions or steps to establish any additional account(s) at any financial institution as of the date hereof;

(h)

All of the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct as of the date hereof, except to the extent such representation and warranty may be rendered untrue by the existence of the  Existing Defaults; and

(i)

Except for the Existing Defaults listed in Schedule "A", as of the date hereof no Default or Event of Default has occurred and is continuing.

8.

Continuing Effect.  Each of the parties hereto acknowledges and agrees that the Forbearance Agreement, as amended by this First Amending Agreement, and all other documents entered into in connection therewith, will be and continue in full force and effect and are hereby confirmed and the rights and obligations of all parties thereunder will not be effected or prejudiced in any manner except as specifically provided herein.

9.

Further Assurance.  The Borrower will from time to time forthwith at CIBC's request and at the Borrower's own cost and expense make, execute and deliver, or cause to be done, made, executed and delivered, all such further documents, financing statements, assignments, acts, matters and things which may be reasonably required by CIBC and as are consistent with the intention of the parties as evidenced herein, with respect to all matters arising under this First Amending Agreement.

10.

Expenses.  The Borrower will be liable for all expenses of CIBC including, without limitation, reasonable legal fees (on a solicitor and his own client full indemnity basis) and other out-of-pocket expenses in connection with the negotiation, preparation, establishment, operation or enforcement of the Credit Agreement and the Forbearance Agreement, as amended by this First Amending Agreement (whether or not consummated) by CIBC.

11.

No Waiver; Reservation of Rights.

(a)

Nothing in the Forbearance Agreement, as amended by this First Amending Agreement waives or shall be deemed to waive any Default or Event of Default

(including without limitation, the Existing Defaults) or any right, entitlement, privilege, benefit or remedy which CIBC may have now or at any time in the future as a result of or in connection with any such Default or Event of Default.

(b)

No waiver by CIBC of any default, breach or non-compliance under the Forbearance Agreement, as amended by this First Agreement or any Document will be effective unless in writing and signed by an authorized representative of CIBC.  No waiver will be inferred from or implied by any failure to act or delay in acting by CIBC in respect of any default, breach of non-observance or by anything done or omitted to be done by the Borrower or any Material Subsidiary.  No waiver by CIBC will operate as a waiver of any rights of CIBC rights under the Forbearance Agreement, as amended by the First Amending Agreement or any Document in respect of any subsequent default, breach or non-observance (whether of the same or any other nature).

(c)

Without limiting the foregoing, CIBC reserves the right, in its sole and unfettered discretion, to exercise any or all of its rights or remedies under the Credit Agreement, the Security, the Uniform Commercial Code or other applicable law following any Termination Event.  CIBC has not waived any such rights or remedies, and nothing in the Forbearance Agreement, as amended by this First Amending Agreement or in any Document and no delay on the part of CIBC in exercising any such rights or remedies, shall be construed as a waiver of any such rights or remedies.

12.

Borrower's Waiver and Release.

(a)

The Borrower and each Material Subsidiary acknowledges and agrees that the actions of CIBC in connection with the Credit Agreement and the Documents and the obligations of the Borrower and each Material Subsidiary thereunder and in entering into this First Amending Agreement have been fair and reasonable and that CIBC (i) has not acted in a managerial capacity with respect to the Borrower or any Material Subsidiary, and (ii) has no fiduciary duty to the Borrower or any Material Subsidiary in connection with this First Amending Agreement or the Credit Agreement.  The Borrower and each Material Subsidiary confirms that it has had the benefit of independent legal counsel in connection with the preparation and negotiation of this First Amending Agreement.  Furthermore, the Borrower and each Material Subsidiary acknowledges that, in executing and delivering this First Amending Agreement, the Borrower and each Material Subsidiary has acted and continues to act freely and without duress.

(b)

In consideration of the agreements of CIBC contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and each Material Subsidiary on behalf of itself and its respective successors and assigns, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges CIBC and each of its successors and assigns, participants, affiliates, subsidiaries, branches, divisions, predecessors, directors, officers, attorneys, employees, and other representatives and advisors (CIBC and all such other Persons being hereinafter referred to collectively as the "Releasees" and each individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defences, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both arising at law and in equity, which the Borrower or any one or more of the Material Subsidiaries or any of their successors, assigns or other legal representatives may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this First Amending Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with, any of the Forbearance Agreement, as amended by this First Amending Agreement, the Credit Agreement, the Security or any of the other Documents or transactions or related thereto.

13.

Effect of this First Amending Agreement.  Except as expressly provided in this First Amending Agreement, no other changes or modifications to the terms of the Credit or the Forbearance Agreement are intended or implied and in all other respects the terms of the Credit Agreement and the Forbearance Agreement, as amended hereby are confirmed. To the extent there is any inconsistency between the terms of the Credit Agreement and the Forbearance Agreement, as amended hereby, the Forbearance Agreement, as amended hereby shall control.

14.

No Novation. This First Amending Agreement will not discharge or constitute novation of any debt, obligation, covenant or agreement contained in the Credit Agreement or the Documents but same shall remain in full force and effect save to the extent same are amended by the provisions of the Forbearance Agreement, as amended hereby.

15.

No Set-Off, Etc.  The Borrower and each Material Subsidiary reaffirms that each of the Credit Agreement and the Security remains in full force and effect and acknowledges and agrees that there is no defence, set-off, or counterclaim of any kind, nature or description to its obligations arising under any of the Credit Agreement or the Security as a result of the execution of this First Amending Agreement or otherwise.

16.

Counterparts.  This First Amending Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which when executed and delivered will be deemed to be an original, but all of which when taken together constitutes one and the same instrument.  Any party hereto may execute this First Amending Agreement by signing any counterpart.

IN WITNESS WHEREOF the parties have executed this First Amending Agreement as of the date first written above.

PROTECTIVE PRODUCTS OF AMERICA, INC.

By:	/s/ Brian L. Stafford
Name:	Brian L. Stafford
Title:	Chief Executive Officer

By:	/s/ Jason Williams
Name:	Jason Williams
Title:	Chief Financial Officer

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ J. S. McMurray
Authorized Officer

THIS FIRST AMENDING AGREEMENT is acknowledged, agreed with and consented to by each Material Subsidiary of the Borrower, as guarantors, who each confirm that their respective guarantees of the obligations and liabilities of the Borrower under the Credit Agreement remains in full force and effect and is a valid and binding obligation of each of the undersigned.

EFFECTIVE as of the date first written above.

CERAMIC PROTECTION CORPORATION OF AMERICA		CPC HOLDING CORPORATION OF AMERICA

By:	/s/ Brian L. Stafford	By:	/s/ Brian L. Stafford
Name:	Brian L. Stafford	Name:	Brian L. Stafford
Title:	Chief Executive Officer	Title:	Chief Executive Officer

By:	/s/ Jason Williams	By:	/s/ Jason Williams
Name:	Jason Williams	Name:	Jason Williams
Title:	Chief Financial Officer	Title:	Chief Financial Officer

PROTECTIVE PRODUCTS INTERNATIONAL CORP.		PROTECTIVE PRODUCTS OF NORTH CAROLINA, LLC

By:	/s/ Brian L. Stafford	By:	/s/ Brian L. Stafford
Name:	Brian L. Stafford	Name:	Brian L. Stafford
Title:	Chief Executive Officer	Title:	Chief Executive Officer

By:	/s/ Jason Williams	By:	/s/ Jason Williams
Name:	Jason Williams	Name:	Jason Williams
Title:	Chief Financial Officer	Title:	Chief Financial Officer

SCHEDULE "A"

EXISTING DEFAULTS

For purposes of this Schedule "A", each section reference in this Schedule  "A" is a reference to the section in the Amended and Restated Credit Agreement dated as of the date hereof.  The Borrower and each Material Subsidiary hereby acknowledges, confirms, and agrees that the following Defaults or Events of Default have occurred and are continuing:

(i)

Event of Default occurring under Section 11.1(a) of the Credit Agreement due to the failure to pay the outstanding balance of the Revolving Loan on the Revolving Loan Termination Date (as defined (x) prior to giving effect to the amendment and restatement of the Credit Agreement as of January 30, 2009 and (y) as currently set forth in the Credit Agreement) as required by Article 2 of the Credit Agreement;

(ii)

Defaults or Events of Default occurring under Section 11.1(c) of the Credit Agreement arising due to the failure of the Borrower to pay the outstanding balance of the Revolving Loan on the Revolving Loan Termination Date (as defined prior to giving effect to the amendment and restatement of the Credit Agreement as of the date hereof) as required by Section 10.1(a) of the Credit Agreement;

(iii)

Defaults or Events of Default occurring under Section 11.1(c) of the Credit Agreement arising due to the failure of the Borrower to notify the Agent of any of the "Existing Defaults" set forth on this Schedule "A", in each case, as required by Section 10.1(c) of the Credit Agreement;

(iv)

Defaults or Events of Default occurring under Section 11.1(c) of the Credit Agreement arising due to the failure of the Borrower to observe, and cause each Material Subsidiary to observe, the terms of and obligations under each of the Documents to the extent that the failure of observe any such provision is described in items (i) through (iii) and (v) through (xix) on this Schedule "A", in each case, as required by Section 10.1(h) of the Credit Agreement;

(v)

Default or Event of Default occurring under Section 11.1(c) of the Credit Agreement arising due to the failure of the Borrower to deliver a compliance certificate with respect to the fiscal quarter ended September 30, 2008 as required by Section 10.1(i) of the Credit Agreement (as in effect prior to giving effect to the amendment and restatement of the Credit Agreement as of the date hereof);

 (vi)

Defaults or Events of Default occurring under Section 11.1(c) of the Credit Agreement arising due to the failure of the Borrower to furnish any Borrowing Base Certificates required to be delivered pursuant to such section prior to the date hereof as required by Section 10.1(l) of the Credit Agreement;

(vii)

Default or Event of Default occurring under Section 11.1(c) of the Credit Agreement arising due to the failure of the Borrower to cause Protective Products of North Carolina, LLC to deliver the documents required to be delivered thereunder within

10 days of Protective Products of North Carolina, LLC becoming a Material Subsidiary as required by Section 10.1(w) of the Credit Agreement;

(viii)

Defaults or Events of Default occurring under Section 11.1(c) of the Credit Agreement due to the failure of the Borrower to comply with Section 10.2(a) of the Credit Agreement on the last day of the fiscal quarters ended on the following dates: September 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008, September 30, 2008, December 31, 2008, March 31, 2009 and June 30, 2009;

(ix)

Defaults or Events of Default occurring under Section 11.1(c) of the Credit Agreement due to the failure of the Borrower to comply with Section 10.2(b) of the Credit Agreement on the last day of the fiscal quarters ended on the following dates:  June 30, 2008, September 30, 2008, December 31, 2008, March 31, 2009 and June 30, 2009;

(x)

Defaults or Events of Default occurring under Section 11.1(c) of the Credit Agreement due to the failure of the Borrower to comply with Section 10.2(c) of the Credit Agreement on the last day of the fiscal quarters ended on the following dates:  September 30, 2007 and December 31, 2007, December 31, 2008, March 31, 2009 and June 30, 2009;

(xi)

Default or Event of Default occurring under Section 11.1(c) of the Credit Agreement arising because the Borrower changed the location of its chief executive office to 1649 NW 136th Ave, Sunrise, Florida 33323 without giving the Agent 30 days' prior written notice thereof as required by Section 10.3(j) of the Credit Agreement;

(xii)

Default or Event of Default occurring under Section 11.1(c) of the Credit Agreement arising due to the failure of the Borrower to obtain prior written consent of all of the Lenders prior to selling four furnaces for approximately U.S.$280,000 in December 2008;

(xiii)

Default or Event of Default occurring under Section 11.1(c) of the Credit Agreement arising because Ceramic Protection Corporation amended its constating documents and by-laws when Ceramic Protection Corporation domesticated under the laws of the State of Delaware as Protective Products of America, Inc. in violation of Section 10.3(f) of the Credit Agreement;

(xiv)

Event of Default occurring under Section 11.1(l) of the Credit Agreement because Protective Products of North Carolina, LLC ceased to carry on its business prior to the date hereof;

(xv)

Event of Default occurring under Section 11.1(r) of the Credit Agreement due to the failure of the Borrower to comply with the terms thereof by August 8, 2008; and

(xvi)

Event of Default occurring under Section 11.1(s) of the Credit Agreement due to the failure of the Borrower to comply with the terms thereof by August 8, 2008.

SCHEDULE "B"

CASH PROJECTIONS